UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/12/2007

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 12, 2007, the Company's Board of Directors approved an amendment to the Company's By-laws. The primary purpose of the amendment is to eliminate provisions relating to the Company's Class B shares because that class of shares was eliminated effective June 6, 2007 when the Company amended its Restated Certificate of Incorporation. In addition, the amendment

(i) eliminates the ability of the stockholders to act by written consent, consistent with the amendment to the Restated Certificate of Incorporation,

(ii) increases from 70 days to 90 days (prior to the anniversary date of the immediately preceding annual meeting) the minimum prior notice that a stockholder must give to submit a director nominee or stockholder proposal for the annual meeting agenda,

(iii) increases from 70 days to 90 days the minimum prior notice for submission of a proposal for consideration at a special meeting of stockholders, and

(iv) provides for a majority of independent directors as required by NASDAQ rules.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: September 14, 2007	By:	/s/ Tina Davis
Tina Davis
SVP and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	2007 Amendment to Bylaws